UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2016

KUBOTA PHARMACEUTICAL HOLDINGS CO., LTD.

(Exact name of registrant as specified in its charter)

Japan	000-55133	98-1295657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4-20-3 Ebisu, Shibuya-ku

Tokyo, Japan

(Address of principal executive offices, including zip code)

+81 3-5789-5872

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On November 30, 2016 (Pacific Standard Time), Acucela Inc. (“Acucela US”) completed a corporate reorganization resulting in the change in place of incorporation, pursuant to which Kubota Pharmaceutical Holdings Co., Ltd., a company organized under the laws of Japan (“Kubota Holdings”), became the publicly traded parent company. The change in place of incorporation was effected by a merger (the “Merger”) pursuant to a previously announced Agreement and Plan of Merger, dated as of August 9, 2016, by and among Acucela US, Acucela North America Inc., a Washington corporation and wholly-owned subsidiary of Kubota Holdings (“US Merger Co”), and Kubota Holdings (the “Merger Agreement”). At the effective time of the Merger on November 30, 2016 (Pacific Standard Time) (the “Effective Time”), Acucela US was merged with US Merger Co, with US Merger Co surviving the merger as a wholly-owned subsidiary of Kubota Holdings and being renamed Acucela Inc.

Item 4.01 Changes in Registrant’s Certifying Accountant

(a) Completion of Engagement of Independent Registered Public Accounting Firm in Connection with the Merger

At the Effective Time, BDO USA, LLP (“BDO USA”) ceased to serve as the independent registered public accounting firm of Acucela US as a result of the Merger, in which Acucela US was merged with and into US Merger Co and ceased to continue.

During the period from May 25, 2016 (the date BDO USA was engaged) through the date of filing of this Form 8-K, Acucela US did not have any disagreements with BDO USA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to BDO USA’s satisfaction, would have caused BDO USA to make reference in connection with BDO USA’s opinion to the subject matter of the disagreement in their reports on Acucela US’s consolidated financial statements. In addition during such periods and through the date of filing of this Form 8-K, there were no “reportable events” as the term is described in Item 304(a)(1)(v) of Regulation S-K. Since BDO USA’s engagement on May 25, 2016, BDO USA had not yet issued a report on Acucela US’s consolidated financial statements for any period.

Kubota Holdings provided BDO USA with a copy of this Form 8-K prior to its filing with the SEC and requested that BDO USA furnish a letter addressed to the SEC that provides that BDO USA agrees with the statements made above. A copy of BDO USA’s letter dated December 6, 2016 is attached as Exhibit 16.1 to this Form 8-K.

(b) Engagement of Independent Registered Public Accounting Firm

As disclosed in the Form S-4 filed by Kubota Holdings in connection with the Merger, effective as of December 1, 2016, with the approval of its board of directors, Kubota Holdings, the successor registrant to Acucela US following the Merger, engaged BDO Sanyu & Co. (“BDO Sanyu”) as its new independent registered public accounting firm.

During the years ended December 31, 2014 and 2015 and through the subsequent interim period prior to Kubota Holdings’ engagement of BDO Sanyu, Kubota Holdings did not consult with BDO Sanyu on either (1) the application of accounting principles to a specified transaction, either completed or proposed, (2) the type of audit opinion that may be rendered on Kubota Holdings’ financial statements; or (3) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as defined in item 304(a)(1)(v) of Regulation S-K. In addition, BDO Sanyu did not provide any written or oral advice to Kubota Holdings that BDO Sanyu concluded was an important factor considered by Kubota Holdings in reaching a decision as to any accounting, auditing or financial reporting issue.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

16.1	Letter to SEC, dated December 6, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUBOTA PHARMACEUTICAL HOLDINGS CO., LTD.

Date: December 6, 2016

By:	/s/ John E. Gebhart
John E. Gebhart Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter to SEC, dated December 6, 2016.